SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.



                Date of Report (Date of Earliest event reported):
                                 March 25, 1997


                          UNITED TEXTILES & TOYS, INC.
             (Exact name of registrant as specified in its charter)


Delaware            O-21178                  13-3626613
State of            Commission File          IRS Employer
Incorporation       Number.                  Identification No.


                              448 West 16th Street
                            New York, New York 10011
                     Address of principal executive offices

        Registrant's telephone number, including area code (212) 391-2272


                     MISTER JAY FASHIONS INTERNATIONAL, INC.
          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         On March 3, 1997, the Company held its annual meeting, at which time it proposed to (i) elect four Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified (ii) to vote on the proposal to amend the Corporation's certificate of incorporation to effect a change of the Corporation's name from Mister Jay Fashions International, Inc. to United Textiles & Toys Corporation
(iii) To vote on the proposal to reverse-spilt the Corporation's outstanding shares on a 1 for 10 basis. All proposals were adopted by the shareholders and an amendment to the Company's Certificate of Incorporation filed with the State of Delaware on March 25, 1997. The reverse split was effected on March 27, 1997. In addition, the Company's Nasdaq trading symbol waqs changed to "UTTC".



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized the 27th day of March 1997.



                                         MISTER JAY FASHIONS INTERNATIONAL, INC.


                                           By: /s/Ilan Arbel
                                                  Ilan Arbel, President



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